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As filed with the Securities and Exchange Commission on June 29, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	98-043-9758 (I.R.S. Employer Identification No.)

299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John C. Wobensmith
Chief Executive Officer and President
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

                If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

                If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)(2)(3)(4)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee(1)(3)

Debt Securities(5)

Common Stock, par value $.01 per share(6)

Preferred Stock(7)

Rights(8)

Warrants(9)

Units(10)

Depositary Shares(11)

Purchase Contracts(12)

Total			$750,000,000	$14,411

(1)
Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act") and reflects the maximum offering price of securities that may be issued, rather than the principal amount of any debt securities that may be issued at a discount.

(3)
The Registrant previously paid filing fees of $87,150 in respect of securities registered under its registration statement on Form S-3 (File No. 333-204580) filed on May 29, 2015 and declared effective on July 2, 2015, relating to the registration of $750,000,000 of an indeterminate number of the classes of securities identified therein (the "Prior Registration Statement"). In June 2018, the Registrant issued $115,747,500 of securities under the Prior Registration Statement, leaving $634,252,500 in unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, filing fees of $73,700 associated with such unsold securities will continue to be applied to such unsold securities registered pursuant to this registration statement. A filing fee of $14,411 is paid herewith in connection with the $115,747,500 of new securities registered hereunder. Pursuant to Rule 415(a)(6), the unsold securities are being included in this registration statement, and the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)
Excluding accrued interest, distributions and dividends, if any.

(5)
An indeterminate number of debt securities are covered by this registration statement. Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(6)
An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Shares of common stock issued upon conversion of securities will be issued without the payment of additional consideration. Each share of common stock includes one preferred stock purchase right pursuant to our shareholder rights plan. No separate consideration is payable for the preferred stock purchase rights.

(7)
An indeterminate number of shares of preferred stock are covered by this registration statement. Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.

(8)
An indeterminate number of rights, representing rights to purchase any other securities registered hereby, are covered by this registration statement.

(9)
An indeterminate number of warrants, representing rights to purchase debt securities, common stock, preferred stock, units or depositary shares (as shall be designated by the registrant at the time of the offering), each of which is registered hereby, are covered by this registration statement.

(10)
An indeterminate number of units that may consist of any combination of other securities registered hereby are covered by this registration statement.

(11)
An indeterminate number of depositary shares, representing a fractional share or multiple shares of our preferred stock, such preferred stock being registered hereby, are covered by this registration statement. Depositary shares may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase depositary shares that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(12)
An indeterminate number of purchase contracts for the purchase and sale of securities are covered by this registration statement.

                The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statment is being filed to replace the registrant's prior registration statement for a total of $750,000,000 in securities, which expires on July 2, 2018. Specifically, this replacement registration statement registers $634,252,500 in unsold securities covered by the registrant's prior registration statement on Form S-3, Registration Number 333-204580 (the "Prior Registration Statement") pursuant to Rule 415(a)(6) under the Securities Act of 1933. This registration statement also registers $115,747,500 in securities, corresponding to the amount sold to date under the Prior Registration Statement. Accordingly, as with the Prior Registration Statement, this replacement registration statement registers a total of $750,000,000 in securities. Upon the effectiveness of this registration statement, the offering of securities under the Prior Registration Statement will be deemed terminated. Pursuant to an Underwriting Agreement that the registrant entered into on June 15, 2018 pertaining to the securities sold as described above, the registrant is subject to a lockup provision restricting its offer and sale of securities as of the date of filing of this registration statement. Please see "Underwriting—No Sale of Similar Securities" beginning on page S-26 of the registrant's final prospectus supplement filed with the Securities and Exchange Commission on June 18, 2018 for further details.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2018

PROSPECTUS

GENCO SHIPPING & TRADING LIMITED

Debt Securities
Common Stock
Preferred Stock
Rights
Warrants
Units
Depositary Shares
Purchase Contracts

        We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings, having an aggregate initial offering price of up to $750,000,000. The securities may be offered separately or together in any combination and as separate series.

        We will provide specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

        Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "GNK."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Investing in our securities involves risks that are referenced in the "Risk Factors" section beginning on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                    , 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, offer up to $750,000,000 aggregate public offering price of our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares or purchase contracts, or combinations thereof, in one or more offerings. In this prospectus, we refer to our debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares and purchase contracts collectively as the "securities." This prospectus provides you with a general description of the securities that we may offer. Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement also may add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing prospectus, together with additional information described and contained in the documents referred to under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site or at the SEC's offices referenced under the heading "Where You Can Find More Information."

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. For more information see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

        All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those referenced under "Risk Factors" in this prospectus and any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information referenced under the heading "Risk Factors."

 ABOUT GENCO

        We are a drybulk shipping company that transports iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes through the ownership and operation of drybulk carrier vessels. We are headquartered in New York City and were incorporated in the Marshall Islands in 2004. We have also established a global presence in both Singapore and Denmark. Our fleet currently consists of 60 drybulk vessels, including 13 Capesize, six Panamax, four Ultramax, 21 Supramax, one Handymax and 15 Handysize drybulk carriers, with an aggregate carrying capacity of approximately 4,688,000 dwt, and the average age of our fleet is currently approximately 10 years. We have also recently agreed to acquire two Capesize and two Ultramax vessels as detailed below.

        We seek to deploy our vessels on time charters, spot market-related time charters and spot market voyage charters. In 2017, we made the strategic decision to augment our existing in-house commercial operating platform and shift from being a tonnage provider to being an active owner-operator with the goal of expanding our network of customers and improving our margins. As a result of this strategic shift, we have been fixing an increasing number of vessels on spot market voyage charters directly with cargo providers, where we provide a vessel for the transportation of goods between a load port and discharge port at a specified per-ton or on a lump sum basis.

        In 2017, we began implementing certain initiatives to expand our commercial platform and more actively manage the employment of our vessels. We hired commercial directors for our major bulk and minor bulk fleets and began employment of our vessels directly with cargo owners under cargo contracts. To better capitalize on opportunities to employ our vessels in markets around the world, we expanded our global commercial presence with the establishment of a new office in Singapore and have established an entity in Denmark. Additionally, we have withdrawn all of our vessels from their respective pools and reallocated some of our freight exposure to the Atlantic basin as we seek to capitalize on our in-house expertise and relationships with cargo customers in the region. Overall, our fleet deployment strategy remains weighted towards short-term fixtures, which provide optionality in a potentially rising freight rate environment. In addition to both short and long-term time charters, we fix our vessels on spot market voyage charters as well as spot market-related time charters depending on market conditions and management's outlook.

        Our management team and our other employees are responsible for the commercial and strategic management of our fleet. Commercial management includes the negotiation of charters for vessels, managing the mix of various types of charters, such as time charters, spot market voyage charters and spot market-related time charters, and monitoring the performance of our vessels under their charters. Strategic management includes locating, purchasing, financing and selling vessels. We currently contract with two independent technical managers to provide technical management of our fleet at a lower cost than we believe would be possible in-house. Technical management involves the day-to-day management of vessels, including performing routine maintenance, attending to vessel operations and arranging for crews and supplies. Members of our New York City-based management team oversee the activities of our independent technical managers.

        Our principal executive offices are located at 299 Park Avenue, 12th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Recent Developments

Vessel Purchases

        On June 6, 2018, we entered into an agreement for the en bloc purchase of four drybulk vessels for approximately $141 million. Information on each of these vessels is as follows:

Vessel Class	Dwt (approx.)	Year Built	Location Built
Capesize	180,000	2015	First-tier Chinese shipyard
Capesize	180,000	2015	First-tier Chinese shipyard
Ultramax	60,000	2016	First-tier Japanese shipyard
Ultramax	61,000	2014	First-tier Chinese shipyard

        All such vessels were built with a fuel-saving "eco" engine. With regard to the purchase of the Capesize vessels noted above, we are to purchase two such vessels as designated by the seller from among three such vessels of similar specifications that the seller has made available for sale. The purchase is subject to completion of definitive documentation and customary conditions.

        Depending on debt market conditions, we intend to seek commercial bank debt financing to return a portion of the purchase price to us for these vessels and to finance or refinance a portion of potential future vessel acquisitions. Although there can be no assurance, given the recent success of the syndication of our credit facility described below, we are optimistic that we can obtain further commercial bank debt financing on similar or more favorable terms. While we do not currently have an agreement to purchase vessels in addition to the four mentioned above, we currently plan to target the acquisition of two additional modern, high specification Capesize vessels with such borrowings. Our ability to purchase any additional vessels will depend on conditions in the market for vessels. To the extent we do not use any debt proceeds mentioned above to finance vessel purchases, we anticipate using them for working capital or general corporate purposes.

New Credit Facility

        On May 31, 2018, we entered into a five-year senior secured credit facility (the "New Credit Facility") for an aggregate principal amount of up to $460,000,000 with Nordea Bank AB (publ), New York Branch ("Nordea"), as Administrative Agent and Security Agent, the various lenders party thereto, and Nordea, Skandinaviska Enskilda Banken AB (publ), ABN AMRO Capital USA LLC, DVB Bank SE, Crédit Agricole Corporate & Investment Bank, and Danish Ship Finance A/S as Bookrunners and Mandated Lead Arrangers. Deutsche Bank AG Filiale Deutschlandgeschäft, and CTBC Bank Co. Ltd. are Co-Arrangers under the New Credit Facility. On June 5, 2018, proceeds of $460,000,000 under the New Credit Facility were used, together with cash on hand, to refinance all of the Company's prior credit facilities, which are described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, into one facility, and pay down the debt on seven of the Company's oldest vessels, which have been identified for sale. The final maturity date of the New Credit Facility is May 31, 2023. Borrowings under the New Credit Facility will bear interest at LIBOR plus 325 basis points through December 31, 2018 and LIBOR plus a range of 300 to 350 basis points thereafter, dependent upon the Company's ratio of total net indebtedness to the last twelve months EBITDA. Scheduled amortization payments are $15,000,000 per quarter commencing on December 31, 2018, with a final payment of $190,000,000 due on the maturity date. Scheduled amortization payments may be recalculated upon the Company's request based on changes in collateral vessels, prepayments of the loan made as a result of a collateral vessel disposition as part of the Company's fleet renewal program, or voluntary prepayments, subject in each case to a minimum repayment profile under which the loan will be repaid to nil when the average age of the vessels serving as collateral from time to time reaches 17 years. Acquisitions and additional indebtedness are allowed subject to compliance with financial covenants, a collateral maintenance test, and other customary conditions. Dividends may be paid after December 31, 2018 (or potentially earlier if the Company elects to change the date of its first amortization payment due December 31, 2018 to an earlier date) subject to customary conditions and a limitation of 50% of consolidated net income for the quarter preceding such dividend payment if the collateral maintenance test ratio is 200% or less for such quarter. Collateral vessels can be sold or disposed of without prepayment of the loan if a replacement vessel or vessels meeting certain requirements are included as collateral within 120 days of such sale or disposition and other conditions are met. Key financial covenants include minimum liquidity, with unrestricted cash and cash equivalents to equal or exceed the greater of $30 million and 7.5% of total indebtedness; minimum working capital, with consolidated current assets (excluding restricted cash) minus consolidated current liabilities (excluding the current portion of long-term indebtedness) to be not less than zero; debt to capitalization, with the ratio of total indebtedness to total capitalization to be not more than 70%; and collateral maintenance, with the aggregate appraised value of collateral vessels to be at least 135% of the principal amount of the loan outstanding under the New Credit Facility. Further details of the New Credit Facility are available in our Current Report on Form 8-K filed on June 5, 2018.

        As dividends may be paid after December 31, 2018 (or potentially earlier) under the New Credit Facility, the Board of Directors intends to review the Company's dividend policy and the desirability of dividend payments from time to time. In doing so, the Board expects to consider the Company's best interests; business factors such as the Company's earnings, financial condition, and cash requirements; and legal and contractual considerations.

Completion of Equity Offering

        On June 19, 2018, we completed a previously announced public offering, issuing 7,015,000 new shares of common stock, which included the exercise in full of the underwriters' option to purchase up to 915,000 shares of common stock. As a result, 41,547,004 shares of common stock were outstanding following completion of the offering. Gross proceeds of the offering were approximately $115.7 million. We intend to use the net proceeds from the offering for future vessel acquisitions as noted above.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

	Genco Successor Company(1)					Genco Predecessor Company(1)
	Three Months ended March 31, 2018				Period from July 9, 2014 to December 31, 2014	Period from January 1, 2014 to July 9, 2014
		Year Ended
								For the Year Ended 2013
		2017	2016	2015
Ratio of earnings to fixed charges(3)	N/A	N/A	N/A	N/A	N/A	N/A	(2)	N/A

Deficiency of earnings available to cover fixed charges(3)	$55,803	$58,683	$217,715	$254,715	$213,757	$1,013,298		$156,547

(1)
As a result of our bankruptcy, we adopted fresh start reporting on July 9, 2014 in accordance with provisions of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 852, "Reorganizations" ("ASC 852"). The period from July 9 to December 31, 2014 ("Genco Successor Company") and the period from January 1 to July 9, 2014 ("Genco Predecessor Company") are distinct reporting periods as a result of our emergence from bankruptcy on July 9, 2014 as reported in our consolidated financial statements. Our financial condition and results of operations from and after July 9, 2014 are not comparable to the financial condition or results of operations reflected in its other historical financial statements shown due to the application of fresh start reporting.

(2)
The net effect of all fresh start accounting adjustments and other reorganization items resulted in a loss of $1,013,250, which is reflected in the statement of operations fot the period January 1, 2014 to July 9, 2014.

(3)
The ratio of earnings for the quarter ended March 31, 2018, for the years ended December 31, 2017, December 31, 2016, December 31, 2015, December 31, 2013, the period from July 9, 2014 to December 31, 2014, and the period from Janaury 1, 2014 to July 9, 2014 were inadequate to cover fixed charges. The deficiency of earnings indicated for each period would have been necessary to bring the ratio of earnings to fixed charges to 1.0.

        As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or reduction of long-term and short-term debt, capital expenditures, working capital, and the financing of vessel purchase and other acquisitions and business combinations. We may temporarily invest funds that we do not immediately require in marketable securities.

 DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities, which may be convertible. Our debt securities will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior or subordinated;

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  applicable subordination provisions, if any;

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  conversion or exchange into other securities;

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  whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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  percentage or percentages of principal amount at which such securities will be issued;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  redemption (including upon a "change of control") or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such securities will be issued;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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  securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  extent to which a secondary market for the securities is expected to develop;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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  additional terms not inconsistent with the provisions of the indenture.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies and acceptable to the trustee.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "depositary") identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction. The indenture provides that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities, and any transaction contemplated thereby.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, each of which are incorporated by reference as an exhibit to the registration statement which includes this prospectus. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities. The terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer. The terms of any common stock or preferred stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

        Under our second amended and restated articles of incorporation, as amended, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of June 28, 2018, there were (i) 41,547,004 shares of common stock issued and outstanding, warrants to purchase up to 393,676 shares of common stock issued to holders of Genco's old common stock in connection with its emergence from bankruptcy outstanding, and warrants to purchase up to 855,746 shares of common stock issued under Genco's 2014 Management Incentive Plan outstanding, and (ii) no shares of preferred stock outstanding.

Common Stock

  Voting Rights

        Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our second amended and restated articles of incorporation, as amended, our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.

  Dividends

        Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

  Liquidation Rights

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive, pro rata, our remaining assets available for distribution.

  Other Rights

        Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

  Transfer Agent

        The transfer agent for our common stock is Computershare Inc.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "GNK."

Preferred Stock

        Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

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  the number of shares of the series;

  •
  the voting rights, if any, of the holders of the series; and

  •
  the preferences and relative, participating, optional or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

        A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

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  the dividend periods (or the method of calculation thereof);

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  the date from which dividends on the preferred stock shall accumulate, if applicable;

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  the voting rights of the shares;

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  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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  whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

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  whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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  the provision of a sinking fund, if any, for the preferred stock;

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  whether the shares of the series of preferred stock will be listed on a securities exchange;

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  whether interests in the preferred stock will be represented by depositary shares;

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  the transfer agent for the series of preferred stock;

  •
  any special United States federal income tax considerations applicable to the series; and

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  any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

Limitations on Liability and Indemnification of Officers and Directors

        The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our second amended and restated articles of incorporation, as amended, include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by applicable law.

        Our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, provide that we must indemnify our directors and officers to the fullest extent authorized by applicable law. We are also expressly authorized, under our amended and restated bylaws, as amended, to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and officers and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Anti-takeover Effects of Certain Provisions of Our Second Amended and Restated Articles of Incorporation, as amended, and Our Amended and Restated Bylaws

        Several provisions of our second amended and restated articles of incorporation, as amended, and amended and restated bylaws, as amended, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

  Election and Removal of Directors

        Our second amended and restated articles of incorporation, as amended, prohibit cumulative voting in the election of directors, and our amended and restated bylaws, as amended, require parties other than our board of directors to give advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

  Limited Actions by Shareholders

        Our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our second amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, provide that, subject to certain exceptions, our Chairman, President, or Secretary at the direction of the board of directors or our Secretary at the request in writing by any one or more shareholders that hold, in the aggregate, at least a majority of the outstanding registered shares of the Corporation entitled to vote may call special meetings of our shareholders. The business transacted at the special meeting is limited to the purposes stated in the notice.

  Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bylaws, as amended, provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Our amended and restated bylaws, as amended, also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholder's ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

DESCRIPTION OF RIGHTS

General

        We may issue rights to purchase any of the other securities offered hereby. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

        The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

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  the title of such rights;

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  the securities for which such rights are exercisable;

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  the exercise price for such rights;

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  the number of such rights issued to each shareholder;

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  the extent to which such rights are transferable;

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  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

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  the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

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  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

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  any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

        Each right will entitle the holder of the right to purchase for cash such amount of securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase any of our debt securities, common stock, preferred stock, units or depositary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the number and type of securities purchasable upon exercise of the warrants;

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  the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

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  the date, if any, on and after which the warrants and the related securities will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  any circumstances that will cause the warrants to be deemed to be automatically exercised; and

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  any other material terms of the warrants.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more constituent securities offered hereby. The applicable prospectus supplement will describe:

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  the terms of the units and of the constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock—Preferred Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity's, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

        If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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  the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

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  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

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  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

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  any provisions relating to any security provided for the purchase contracts;

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  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

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  whether the purchase contracts will be issued in fully registered or global form; and

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  any other terms of the purchase contracts and any securities subject to such purchase contracts.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.

        We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

        Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time. Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Genco Shipping & Trading Limited and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC's web site at http://www.sec.gov.

        We also maintain a website that contains additional information about us at http://www.gencoshipping.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, whether filed before or after the effectiveness of the registration statement of which this prospectus is a part (but excluding such documents or portions thereof that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018;

  •
  our current reports filed on March 29, 2018, April 6, 2018, May 15, 2018, June 5, 2018, June 14, 2018, and June 19, 2018, excluding in each case any information furnished under Item 2.02 or 7.01 thereof; and

  •
  The description of our common stock and the rights associated with our common stock contained in our registration statement on Form S-4, Registration No. 333-203822.

        In August 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments," or ASU 2016-15. This ASU adds or clarifies the guidance in ASC 230—Statement of Cash Flows regarding the classification of certain cash receipts and payments in the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2017, and for interim periods within those years and early adoption is permitted. The Company adopted ASU 2016-15 during the first quarter of 2018. The retrospective application of ASU 2016-15 resulted in insurance proceeds for protection and indemnity claims and loss of hire claims for the years ended December 31, 2015-2017 to be separately disclosed in the cash flows from operating activities and resulted in insurance proceeds for hull and machinery claims to be separately disclosed in the cash flows from investing activities. These amounts were previously recorded in the cash flows from operating activities as the change in prepaid expenses and other current assets. The cash flow information for the years ended

December 31, 2015-2017 has been updated to reflect the adoption of ASU 2016-15 as presented in the table below:

(U.S. Dollars in Thousands)	As Reported December 31, 2017	As Adjusted December 31, 2017	Effect of Change	As Reported December 31, 2016	As Adjusted December 31, 2016	Effect of Change	As Reported December 31, 2015	As Adjusted December 31, 2015	Effect of Change
Cash Flow Data:
Net cash provided by (used in) operating activities (1)	$26,515	$24,071	$2,444	$(49,982)	$(52,307)	$2,325	$(56,086)	$(57,500)	$1,414
Net cash provided by (used in) investing activities (1)	14,961	17,405	(2,444)	22,726	25,051	(2,325)	(66,654)	(65,240)	(1,414)

(1)
Insurance proceeds reclassified from operating activities to investing activities as a result of the Company's adoption of ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, effective January 1, 2018 for the years ended December 31, 2017, 2016 and 2015 were $2.4 million, $2.3 million and $1.4 million, respectively.

        We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

        You may request a copy of these filings and any or all of the documents referred to above that have been incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
Attn: Investor Relations

        You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Item	Amount
Securities and Exchange Commission Registration Fee	$14,411
Legal Fees and Expenses	$60,000
Printing and Related Expenses	$10,000
Accounting Fees and Expenses	$20,000
Total	$104,411

Item 15.    Indemnification of Directors and Officers

        We are a Marshall Islands corporation. The BCA provides that Marshall Islands corporations may indemnify any of their directors or officers who are or are threatened to be a party to any legal action resulting from fulfilling their duties to the corporation against reasonable expenses, judgments and fees (including attorneys' fees) incurred in connection with such action if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which such action was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper. A corporation is permitted to advance payment for expenses occurred in defense of an action if its board of directors decides to do so. In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.

        Our second amended and restated articles of incorporation, as amended, and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under the BCA. The SEC has indicated that, to the extent that indemnification for liabilities arising under U.S. federal securities laws may be permitted to directors or officers under the BCA or our second amended and restated articles of incorporation, as amended, or amended and restated bylaws, such indemnification is against public policy and thus unenforceable.

Item 16.    Exhibits

        See Exhibit Index immediately preceding the signature page.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

3.1	Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014).

3.2	Articles of Amendment of Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2015).

3.3	Articles of Amendment of Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2016).

3.4	Articles of Amendment of Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2016).

3.5	Articles of Amendment of Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2017).

3.6	Amended and Restated Bylaws of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014).

3.7	Amendment to Amended and Restated By-Laws of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2018).

4.1	Form of Indenture.

4.2	Form(s) of Debt Securities.*

4.3	Specimen Stock Certificate of Genco Shipping & Trading Limited (incorporated by reference to Genco Shipping & Trading Limited's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014).

4.4	Certificate of Designation of Preferred Stock.*

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Warrant Agreement (including form of warrant).*

4.7	Form of Unit Agreement (including form of unit certificate).*

4.8	Form of Deposit Agreement*

4.9	Form of Depositary Receipt*

4.10	Form of Purchase Contract (including form of related security certificate)*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.

*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 2018.

GENCO SHIPPING & TRADING LIMITED
By:	/s/ JOHN C. WOBENSMITH John C. Wobensmith, Chief Executive Officer and President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John C. Wobensmith his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 29, 2018 in the capacities indicated.

Signature	Title

/s/ JOHN C. WOBENSMITH John C. Wobensmith	Chief Executive Officer and President (Principal Executive Officer)
/s/ APOSTOLOS D. ZAFOLIAS Apostolos D. Zafolias	Chief Financial Officer (Principal Financial Officer)
/s/ JOSEPH ADAMO Joseph Adamo	Chief Accounting Officer (Principal Accounting Officer)
/s/ ARTHUR L. REGAN Arthur L. Regan	Interim Executive Chairman and Director

Signature	Title

/s/ JAMES G. DOLPHIN James G. Dolphin	Director
/s/ KATHLEEN C. HAINES Kathleen C. Haines	Director
/s/ DANIEL Y. HAN Daniel Y. Han	Director
/s/ KEVIN MAHONY Kevin Mahony	Director
/s/ CHRISTOPH MAJESKE Christoph Majeske	Director
/s/ BASIL G. MAVROLEON Basil G. Mavroleon	Director
/s/ JASON SCHEIR Jason Scheir	Director
/s/ BAO D. TRUONG Bao D. Truong	Director